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                                                                     EXHIBIT 2.1

THIS DOCUMENT, DEEMED CONFIDENTIAL INFORMATION, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 246-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            STARTOOL-Registered Trademark- ASSET PURCHASE AGREEMENT

                                AUGUST 18, 2000